UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 24, 2007

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 30, 2007, Cost Plus, Inc. (the “Company”) issued a press release regarding its second quarter earnings data in which it also provided guidance for the third quarter of fiscal 2007. A copy of the press release is attached as Exhibit 99.1 hereto.

Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished for purposes of that instruction.

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective August 24, 2007, Thomas D. Willardson left the Company and is no longer the Executive Vice President and Chief Financial Officer of the Company. Mr. Willardson was the Company’s Principal Financial Officer.

(c)(1) Effective August 24, 2007, Jane L. Baughman was promoted to the position of Executive Vice President and Chief Financial Officer of the Company. Ms. Baughman also became the Company’s Principal Financial Officer and will continue to serve as Secretary of the Company.

(c)(2) Ms. Baughman, who is 40, joined the company in February 1996 as Manager of Merchandise Planning. She was promoted to Director of Financial Planning in June 1999 and then to Vice President of Financial Planning, Treasurer and Corporate Secretary in August 2001. In October 2006, she was promoted to Senior Vice President of Financial Operations. Prior to joining the Company, Ms. Baughman served in various financial positions for The Nature Company and The Gap, Inc., and in investment banking as a financial analyst for Dillon Read, Inc.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Cost Plus, Inc. dated August 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Jane L. Baughman
Jane L. Baughman,
Executive Vice President and Chief Financial Officer

Dated: August 30, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Cost Plus, Inc. dated August 30, 2007.